 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 4, 1996

                                                REGISTRATION NO. 333-10649

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                         AMENDMENT NO. 2 TO FORM S-1
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                               ----------------

                           VIISAGE TECHNOLOGY, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                     7373                    04-3320515
                               (PRIMARY STANDARD          (I.R.S. EMPLOYER
     (STATE OR OTHER              INDUSTRIAL           IDENTIFICATION NUMBER)
     JURISDICTION OF         CLASSIFICATION CODE)
    INCORPORATION OR
      ORGANIZATION)

                                531 MAIN STREET
                          ACTON, MASSACHUSETTS 01720
                                (508) 263-8365
              (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                               ROBERT C. HUGHES
                            CHIEF EXECUTIVE OFFICER
                           VIISAGE TECHNOLOGY, INC.
                                531 MAIN STREET
                          ACTON, MASSACHUSETTS 01720
                                (508) 263-8365
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                       COPIES OF ALL COMMUNICATIONS TO:
       CHARLES J. JOHNSON, ESQ.                 MARK H. BURNETT, ESQ.
      FINNEGAN, HICKEY, DINSMOOR           TESTA, HURWITZ & THIBEAULT, LLP
            & JOHNSON, P.C.                       HIGH STREET TOWER
           20 BEACON STREET                        125 HIGH STREET
      BOSTON, MASSACHUSETTS 02108            BOSTON, MASSACHUSETTS 02110
            (617) 523-2500                         (617) 248-7000

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH
SECTION 8(A), MAY DETERMINE.

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                             EXPLANATORY NOTE

  This Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 333-10649) is being filed solely for the purpose of filing exhibits to the Registration Statement.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the costs and expenses payable by the Company in connection with the sale of Common Stock being registered, other than the underwriting discount and commissions. All amounts are estimates except for the SEC registration fee, the NASD filing fee and the Nasdaq National Market listing fee. The Company will pay all expenses in connection with the issuance and distribution of any securities sold by the Selling Stockholder, except for underwriting discounts and commissions and for any fees of counsel selected by the Selling Stockholder to act in addition to or lieu of the counsel for the Selling Stockholder appointed by the Company.

      SEC registration fee............................................ $ 11,897
      NASD filing fee.................................................    3,950
      Nasdaq National Market listing fee..............................   37,700
      Securities Act liability insurance coverage.....................  140,000
      Printing and engraving expenses.................................  130,000
      Legal fees and expenses.........................................  200,000
      Accounting fees and expenses....................................  150,000
      Blue sky fees and expenses (including counsel fees).............   25,000
      Transfer agent and registrar fees and expenses..................    2,500
      Miscellaneous...................................................  123,953
                                                                       --------
        Total......................................................... $825,000
                                                                       ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the Delaware General Corporation Law affords a Delaware corporation the power to indemnify its present and former directors and officers under certain conditions. Article IX of the Restated Certificate of Incorporation and Article 5 of the By-Laws provide that the Company shall indemnify each person who at any time is, or shall have been, a director or officer of the Company, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director or officer of the Company, or served at the request of the company as a director, officer, employee, trustee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding to the maximum extent permitted by the Delaware General Corporation Law.

  Section 102(b)(7) of the Delaware General Corporation Law gives a Delaware corporation the power to adopt a charter provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for breach of fiduciary duty as directors, provided that such provision may not eliminate or limit the liability of directors for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any payment of a dividend or approval of a stock purchase that is illegal under Section 174 of the Delaware Corporation Law or (iv) any transaction from which the director derived an improper personal benefit. Article VIII of the Restated Certificate of Incorporation provides that to the maximum extent permitted by the General Corporation Law of the State of Delaware, no director of the Company shall be personally liable to the Company or to any of its stockholders for monetary damages arising out of such director's breach of fiduciary duty as a director of the Company. No amendment to or repeal of the provisions of Article VIII shall apply to or have any effect of the liability or the alleged liability of any director of the Corporation with respect to any act or failure to act of such director occurring prior to such amendment or repeal. A principal effect of such Article VIII is to limit or eliminate the potential liability of the Company's directors for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions described in (i) through (iv) above. Article VIII does not prevent stockholders from obtaining injunctive or other equitable relief against directors, nor does it shield directors from liability under federal or state securities laws.

  Section 145 of the Delaware General Corporation Law also affords a Delaware corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. The Company is procuring a directors' and officers' liability and company reimbursement liability insurance policy that (a) insures directors and officers of the Company against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts done or attempted by such directors or officers and (b) insures the Company against losses (above a deductible amount) arising from any such claims, but only if the Company is required or permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of the Restated Certificate of Incorporation or the By-Laws.

  Reference is also made to Section 6 of the Underwriting Agreement between the Company, the Selling Stockholders and the Underwriters, filed as Exhibit
1.1 of this Registration Statement, for a description of indemnification arrangements between the Company, the Selling Shareholder and the Underwriters.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  The following information is furnished with regard to all securities issued or sold by the Company within the past three years which were not registered under the Securities Act.

  In connection with and prior to the issuance of the shares of Common Stock being registered hereby, the Company will issue 5,680,000 shares of its Common Stock to the Selling Shareholder, Lau Technologies ("Lau") in return for Lau's contribution of the assets, liabilities and business of its Viisage Technology Division to the Registrant, a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) thereof. Lau has represented that, other than with respect to the 500,000 shares of Common Stock being registered on its behalf hereunder, it is acquiring the shares for investment purposes and not with a view to distribution within the meaning of the Securities Act. The stock certificates representing Lau's unregistered shares will bear restrictive legends.

  On February 1, 1996, Lau granted nonqualified options (i) for 1,167,950 shares of Common Stock in the Company, with an exercise price of $2.96 per share, to eight employees and (ii) for 81,650 shares of Common Stock in the Company, with an exercise price of $2.96 per share, to its five serving directors. On April 15, 1996, Lau granted nonqualified options to acquire an additional 177,500 shares of Common Stock in the Company, at an exercise price of $4.86 per share, to a ninth executive employee. All of these options were ratified by the Board of Directors of the Company on June 17, 1996 following its incorporation in connection with the Board's adoption of the Company's 1996 Management Stock Option Plan (with respect to grants to executives) and the 1996 Director Stock Option Plan. No options have been exercised. The option grants were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof relating to sales by an issuer not involving a public offering. In addition, the Company intends to register the shares subject to options granted under the plans pursuant to Form S-8. Unless and until such shares are registered, option holders will be required to represent that they are acquiring their securities for investment purposes and not with a view to distribution within the meaning of the Securities Act. Stock certificates representing shares issued pursuant to such options (except to the extent registered) will bear restrictive legends.

  None of the foregoing transactions involved a distribution or public offering. No underwriters were engaged in connection with the foregoing issuances of securities, and no underwriting commissions or discounts were paid.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits

  The Exhibits required to be filed as part of this Registration Statement are listed in the attached index to Exhibits.

  (b) Financial Statement Schedules

  Financial statement schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Financial Statements or notes thereto.

ITEM 17. UNDERTAKINGS

  The Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE TOWN OF ACTON, COMMONWEALTH OF MASSACHUSETTS, ON THIS 4TH DAY OF NOVEMBER, 1996.

                                          Viisage Technology, Inc.

                                                  /s/ Robert C. Hughes
                                          By:_________________________________
                                                     Robert C. Hughes
                                               President and Chief Executive
                                                          Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 4TH DAY OF NOVEMBER, 1996:

              SIGNATURE                                 TITLE

                  *                    Chairman of the Board of Directors
By: _________________________________
           DENIS K. BERUBE

                  *                    President and Chief Executive Officer
By: _________________________________   (Principal Executive Officer)
          ROBERT C. HUGHES

                  *                    Treasurer and Chief Financial Officer
By: _________________________________   (Principal Financial and Accounting
         WILLIAM A. MARSHALL            Officer)

                  *                    Secretary and Director
By: _________________________________
         CHARLES J. JOHNSON

                  *                    Director
By: _________________________________
        HARRIET MOUCHLY-WEISS

                  *                    Director
By: _________________________________
            PETER NESSEN

                  *                    Director
By: _________________________________
          THOMAS J. REILLY

        /s/ Robert C. Hughes
*By: ________________________________
          ROBERT C. HUGHES
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

 EXHIBIT NO.                       DESCRIPTION                         PAGE NO.
 -----------                       -----------                         --------
   1.1**     Form of Underwriting Agreement.
   2.1**     Amended and Restated Asset Transfer Agreement, dated as
              of August 20, 1996, between the Registrant and Lau
              Technologies.
   3.1**     Restated Certificate of Incorporation of the
              Registrant.
   3.2**     By-Laws of the Registrant.
   4.1       Specimen certificates for shares of the Registrant's
              Common Stock.
   5.1*      Opinion of Finnegan, Hickey, Dinsmoor & Johnson, P.C.
  10.1**     Amended and Restated License Agreement, dated as of
              August 20, 1996, between the Registrant and Lau
              Technologies.
  10.2+      Administration & Services Agreement, dated as of
              November 1, 1996, between the Registrant and Lau
              Technologies.
  10.3+      Use & Occupancy Agreement, dated as of November 1,
              1996, between the Registrant and Lau Technologies.
  10.4**     License Agreement, dated as of August 20, 1996, between
              the Registrant and Facia Reco Associates, Limited
              Partnership.
  10.5**     Employment Agreement, dated as of February 1, 1996,
              between the Registrant and Robert C. Hughes.
  10.6**     Employment Agreement, dated as of February 1, 1996,
              between the Registrant and William A. Marshall.
  10.7**     Employment Agreement, dated as of July 1, 1996, between
              the Registrant and Yona Wieder.
  10.8**     1996 Management Stock Option Plan.
  10.9**     1996 Director Stock Option Plan.
  10.10+     Form of Option Agreement for the 1996 Management Stock
              Option Plan.
  10.11**    Form of Option Agreement for the 1996 Director Stock
              Option Plan.
  10.12      Executive Incentive Compensation Plan.
  10.13+     Subcontract between the Registrant and Information
              Spectrum, Inc. (relating to the U.S. Immigration &
              Naturalization Service), dated as of October 19, 1995.
  10.14**    Contract between the Registrant and the North Carolina
              Department of Transportation, dated as of April 26,
              1996.
  10.15+     Purchase Agreement (Project Finance Facility) between
              the Registrant and Sanwa Business Credit Corporation,
              dated as of September 12, 1996.
  10.16      Contract between the Registrant and Transactive, Inc.
              (relating to the New York Department of Social
              Services), dated as of December 8, 1994, as amended.
  23.1+      Consent of Arthur Andersen LLP.
  23.2*      Consent of Finnegan, Hickey, Dinsmoor & Johnson, P.C.
              (See Exhibit 5.1 above).
  24.1**     Power of Attorney.
  24.2**     Power of Attorney.
  27.1**     Financial Data Schedule.

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*To be filed by amendment.
**Previously filed.
+Supersedes previously filed exhibit.